EXHIBIT 99.1

PERICOM TECHNOLOGY INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
JULY 3, 2010

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the board of directors and shareholders of Pericom Technology Inc:

We have audited the accompanying consolidated balance sheet of Pericom Technology Inc, and its subsidiaries as of July 3, 2010, and the related consolidated statement of operations, of stockholders’ equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pericom Technology Inc and its subsidiaries at July 3, 2010, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers, Taiwan

PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
Republic of China

November 5, 2010

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(AMOUNT IN U.S. DOLLAR)

July 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$3,535,266
Short-term investments (Note 5)	4,149,233
Financial assets at fair-value through profit and loss (Note 6)	12,187,167
Accounts receivable, net	1,735,193
Inventory, net (Note 2)	2,965,814
Prepaid expenses and other	1,087,665
Total current assets	25,660,338

Property and equipment, net (Note 3)	1,364,612
Other assets	416,594

Total assets	$27,441,544

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,493,229
Income taxes payable	195,062
Accrued expenses (Note 4)	1,296,900
Other current liabilities	126,614
Total current liabilities	3,111,805

Commitments (Note 14)

Stockholders' equity

Redeemable convertible preferred stock:
20,000,000 shares authorized; 16,554,308 shares issued and outstanding
at July 3, 2010 (Note 7)	18,579,153
Common stock: no par value;
30,000,000 shares authorized;
3,778,314 and 3,485,256 shares issued and outstanding
at July 3, 2010 (Note 8)	777,887
Accumulated other comprehensive income	716,298
Retained earnings (deficits)	4,256,401
Total stockholders' equity	24,329,739

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$27,441,544

The accompanying notes are an integral part of these consolidated financial statements.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(AMOUNT IN U.S. DOLLAR)

July 3, 2010

Net sales	$17,868,807
Cost of sales	(8,797,909)
Gross profit	9,070,898

Operating expenses:
Research and development	(2,353,631)
Sales and marketing	(1,182,107)
General and administrative	(891,640)
Total operating expenses	(4,427,378)

Income from operations	4,643,520

Loss on foreign currency exchange	(22,556)
Other income (expense), net	463,088

Income before income taxes	5,084,052
Provision for income tax (Note 11)	(229,874)
Net Income	$4,854,178

The accompanying notes are an integral part of these consolidated financial statements.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(AMOUNT IN U.S. DOLLAR)

					Accumulated
	Preferred Stock		Common Stock		Other	Retained	Total
	No. of		No. of		Comprehensive	Earnings/	Stockholders'
	Shares	Amount	Shares	Amount	Income	(Deficits)	Equity

Balances at June 27, 2009	16,554,308	$18,579,153	3,485,256	$695,767	$642,668	$(597,777)	$19,319,811
Common stock issuance upon exercise of stock options			293,058	70,417			70,417
Share of other comprehensive income of equity method investee					42		42
Stock compensation				11,703			11,703
Transfer to share capital on exercise of share options							-
Net income						4,854,178	4,854,178
Foreign currency translation adjustments					73,588		73,588
Balances at July 3, 2010	16,554,308	$18,579,153	3,778,314	$777,887	$716,298	$4,256,401	$24,329,739

The accompanying notes are an integral part of these consolidated financial statements.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(AMOUNT IN U.S. DOLLAR)

July 3, 2010
Cash flows from operating activities:
Net Income	$4,854,178
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for Inventory reserve	155,170
Loss (gain) on disposal of Short-term investment	(145,616)
Realized and unrealized loss (gain) on investments	(113,935)
Depreciation and amortization	308,661
Share-based payments	11,661
Changes in current assets
Accounts receivable	(521,916)
Inventory	(2,176,900)
Prepaid expenses and other current assets	(525,321)
Other Assets	(41,649)
Other current liabilities	(91,996)
Accounts payable	896,458
Income tax payable	194,138
Accrued liabilities	572,411
Net cash provided by operating activities	3,375,343
Cash flows from investing activities:
Purchase of short-term investments	(642,898)
Sales of short-term investments	973,496
Purchase of Investment cash & time deposit	(3,624,170)
Purchase of property and equipment	(76,283)

Net cash used in investing activities	(3,369,855)

Cash flows from financing activities:
Proceeds from issuance of common stock	70,417
Net cash provided by financing activities	70,417

Effect of exchange rate changes on cash	61,989
Net increase in cash and cash equivalents	75,905
Cash and cash equivalents at beginning of year	3,397,371
Cash and cash equivalents at end of year	$3,535,266

Supplemental disclosures of cash flow information
Cash paid during the period for :
Income taxes	$35,736

The accompanying notes are an integral part of these consolidated financial statements.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company

Pericom Technology Inc, (the “Company”), was incorporated in the British Virgin Islands on 25 April, 1994. The Company is a limited liability company and is an equity investee of Pericom Semiconductor Corporation (“PSC”). The Company conducts business operations through two of its’ subsidiaries: PTI Ltd which is located in Hong Kong and Pericom Technology (Shanghai) Co., Ltd which is located in China. The Company is a fables semiconductor company engaging in design and development of integrated circuits (IC) for application in telecom, consumer and portable power for the global markets with emphasis in the Asia region.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.  All significant intercompany balances and transactions have been eliminated.

List of subsidiaries:
-	PTI Limited
-	Pericom Technology (Shanghai) Co., Ltd
-	Hi-Chip

Use of estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such statements requires us to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period and the reported amounts of assets and liabilities as of the date of the financial statements.  Our estimates are based on historical experience and other assumptions that we consider to be reasonable given the circumstances.  Actual results may vary from our estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  At July 3, 2010 cash and cash equivalent totaled $3,535,266, which consist of petty cash and amounts on deposit in banks.  The Company deposits cash and cash equivalents with high credit quality financial institutions.

Trade receivables

Trade receivables are stated at original invoice amount less an estimate made for doubtful receivables.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad-debt experience, current receivables ageing, expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

Fair value of financial instruments

The Company has determined that the amounts reported for cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of their short maturities and/or variable interest rates.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Short-term investments

We classify our investments as “Trading securities” if acquired principally for the purpose of selling in the short term. Assets in this category are classified as current assets. Regular purchases and sales of financial assets are recognized on trade-date – the date on which the Group commits to purchase or sell the asset. Financial assets carried at “Trading securities” are initially recognized at fair value, and transaction costs are expensed in the statement of operations. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership. Unrealized gains and losses from changes in the fair value of the “Trading securities” category are recognized in the income statement in the period in which they arise.

Financial assets at fair value through profit and loss

Financial assets at fair value through profit and loss acquired principally for the purpose of selling within one year. Assets in this category are classified as current assets. Regular purchases and sales of Financial assets at fair value through profit and loss are recognized on trade-date – the date on which the Group commits to purchase or sell the asset. Financial assets at fair value through profit and loss are recognized at principal amount. The interest income is recognized in the Statement of operation in the period in which they arise. For the year ended July 3, 2010, financial assets at fair value through profit and loss was $12,187,167.

Concentration of credit risk,

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable.  The Company’s accounts receivable are derived from revenue earned from customers located in the U.S., Korea, Japan, Taiwan and China.  The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers.  The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

The following table summarizes the revenues from customers in excess of 10% of the total revenues:

July 3, 2010

Linpo Electronics Ltd	42%
Chinatronic Technology Ltd	11%

At July 3, 2010, Linpo and Chinatronic accounted for 50% and 9% of total accounts receivable, respectively.

The Company maintains cash, cash equivalents and short term investments with various high credit quality financial institutions. Management has a credit policy and the exposures to these credit risks are monitored on an ongoing basis. The carrying amounts of these balances represent the Company’s maximum exposure to credit risk in relation of financial assets.

Inventory

For the IC products the Company record inventories at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market value.  The Company adjust the carrying value of inventory for excess and obsolete inventory based on inventory age, shipment history and their forecast of demand over a specific future period.  The semiconductor markets that the Company serve are volatile and actual results may vary from their forecast or other assumptions, potentially affecting their assessment of excess and obsolete inventory resulting in material effects on the Company gross margin.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The Company consider raw material inventory slow moving and fully reserve for it if it has not moved in 365 days.  For assembled devices, the Company disaggregate the inventory by part number.  The Company compare the quantities on hand in each part number category to the quantity the Company shipped in the previous twelve months.  The Company record an adjustment to the extent the value of each quantity on hand is in excess of the lesser of with above comparisons. In certain circumstances, management will determine, based on expected usage or other factors, that inventory considered excess by these guidelines should not be written off. The Company believe their method of evaluating their inventory fairly represents market conditions.

Materials written-off are still considered to be available for sale inventories.  The Company do not revalue the written off inventory should market conditions change or if a market develops for the obsolete inventory.  In the past, the Company have sold obsolete inventory that the Company have previously written off.

The Company provide standard limited warranty to the IC sell to its customers. This warranty is contingent upon proper use of the product in the application for which it was intended and does not cover the product that were modified without the Company approval or that were subjected by the customer to unusual physical or electrical stress. The liabilities under this warranty shall be limited to a refund of the customer’s purchase price.

Property and equipment

We record our property, plant and equipment at cost and depreciate the cost over the estimated useful lives of each asset classification, as follows:

Buildings	30 years
Leasehold improvement	5 - 10 years
Office equipment, furniture and fixtures	3 - 5 years
Motor vehicles	5 years

  Cost includes purchase cost, applicable taxes, freight, installation costs and interest incurred in the acquisition of any asset that requires a period of time to make it ready for use.  In addition, we capitalize the cost of major replacements, improvements and betterments, while we expense normal maintenance and repair.

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets with finite lives in accordance with ASC (Accounting Standard Codification) 360-10-35, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset.  Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.  There was no impairment of long-lived assets for the year ended July 3, 2010.

Revenue recognition

We recognize revenue from the sale of our products when:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred;
•	The sales price is fixed or determinable; and
•	Collectability is reasonably assured.

Generally, the Company meets these conditions upon shipment because, in most cases, title and risk of loss passes to the customer at that time.  In addition, the Company estimates and records provisions for future returns and other charges against revenue at the time of shipment.

We sell products to both large domestic and international distributors.  We sell our products to domestic distributors at the price listed in our price book for that distributor.  Customers are typically granted payment terms of between 30 and 60 days and they generally pay within those terms.  We grant relatively few customers any sales terms that include cash discounts.  We invoice our distributors for shipments at our listed book price.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718-“Compensation-Stock Compensation”, which requires the Company to recognize expense related to the fair value of stock-based compensation awards adjusted to reflect only those shares that are expected to vest.

ASC718 requires companies to estimate fair value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expenses over the requisite service periods in the Company’s Statement of Operations.

Foreign currency translation

The Company uses the U.S. dollar as its functional currency.  Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates. Revenue and expenses are translated at average exchange rates in effect during each period.  Gains or losses from foreign currency transactions are included in net earnings.

R&D expenditures

Research and development expenses include costs attributable to the conduct of research and development programs primarily related to the development of new package designs and improving the efficiency and capabilities of our existing production processes. Such costs include salaries, payroll taxes, employee benefit costs, materials, supplies, depreciation and maintenance of research equipment, services provided by outside contractors and the allocable portions of facility costs such as rent, utilities, insurance, repairs and maintenance, depreciation and general support services. All costs associated with research and development are expensed as incurred.

Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases.  Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

Income taxes

We account for income taxes using an asset and liability approach to record deferred taxes.  Our deferred income tax assets represent temporary differences between the financial statement carrying amount and the tax basis of existing assets and liabilities that will result in deductible amounts in future years, including net operating loss carry forwards.  Based on estimates, the carrying value of our net deferred tax assets assumes that it is more likely than not that we will be able to generate sufficient future taxable income in certain tax jurisdictions.  Our judgments regarding future profitability may change due to future market conditions, changes in tax laws and other factors.  If, in the future, we experience losses for a sustained period of time, we may not be able to conclude that it is more likely than not that we will be able to generate sufficient future taxable income to realize our deferred tax assets.  If this occurs, we may be required to increase the valuation allowance against the deferred tax assets resulting in additional income tax expense.

Recently Issued Accounting Standards

In February 2010, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update, which eliminates the requirement for public companies to disclose the date through which subsequent events have been evaluated. The Company will continue to evaluate subsequent events through the date of the issuance of the financial statements, however, consistent with the guidance, this date will no longer be disclosed. ASU 2010-09 does not have any impact on the Company’s results of operations, financial condition or liquidity.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

In January 2010, the FASB issued an ASU which clarifies and provides additional disclosure requirements on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons for and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance is effective for the Company with the reporting period beginning July 4, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for the Company with the fiscal year beginning Jul 2, 2011. Other than requiring additional disclosures, adoption of this new guidance will not have a material impact on our financial statements.

In June 2009, the FASB amended certain guidance for determining whether an entity is a variable interest entity (VIE), requires a qualitative rather than a quantitative analysis to determine the primary beneficiary for a VIE, requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE and requires enhanced disclosures about an enterprise’s involvement with a VIE. The guidance is effective for the Company for the fiscal year beginning July 4, 2010, for interim periods within that fiscal year, and for interim and annual reporting periods thereafter. We are currently evaluating the impact this guidance will have on our consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued ASC No. 810-10-65, Transition Related to Noncontrolling Interests in Consolidated Financial Statement (“ASC 810-10-65”), previously referred to as SFAS No. 160. ASC 810-10-65 establishes new accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest as equity in the consolidated financial statements separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. ASC 810-10-65 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. ASC 810-10-65 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. The provisions of ASC 810-10-65 are effective for the fiscal year beginning June 28, 2009 and the presentation and disclosure requirements must be applied retrospectively for all periods presented at that date. The Company has adopted this standard, and prior periods have been restated to reflect the presentation and disclosure requirements of the new guidance.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 2 – INVENTORY

July 3, 2010

Inventory:
Raw materials	$1,831,569
Work-in-progress	86,902
Finished goods	1,047,343

$2,965,814

NOTE 3 – PROPERTY AND EQUIPMENT, NET

July 3, 2010

Property and equipment, net:
Building	$902,244
Machinery and Equipment	1,060,599
Furniture and Fixtures	66,839
Computer Equipment	1,078,585
Company Car	38,273
Leasehold Improvements	1,173,219
4,319,759
Less: Accumulated depreciation and amortization	(2,955,147)

$1,364,612

Depreciation expenses for the year ended July 3, 2010 was $308,661.

NOTE 4 – ACCRUED EXPENSES

July 3, 2010

Accrued liabilities:
Staff bonus accrual	$638,277
Staff salary accrual	187,012
Staff other benefit accrual	158,720
Other	312,891

$1,296,900

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 5 – SHORT-TERM INVESTMENT

July 3, 2010

Trading securities
Blended funds	$627,102
Corporate bonds	666,500
Repurchase agreements	2,855,631

$4,149,233

Unrealized gain or loss on short term investment at July 3, 2010 amounted to $113,977 which are reported under ‘Other income (expense), net, in the consolidated statements of operations.

NOTE 6 – FINANCIAL ASSETS AT FAIR-VALUE THROUGH PROFIT AND LOSS

July 3, 2010

Time Deposits
Deposit period : 3 months	$2,810,542
Deposit period : 6 months	4,620,512
Deposit period : 9 months	1,113,653
Deposit period : 12 months	3,642,460

$12,187,167

In addition to trading securities, at fair value, we have elected to account for certain of our financial assets at fair value under ASC 825-10 (i.e., the fair value option). The primary reasons for electing the fair value option are to reflect economic events in earnings on a timely basis.  Such financial assets accounted for at fair value pertains to certain time deposit, the aggregate fair value of which approximates to the aggregate unpaid principal balance. The interest income of time deposit for the year ended July 3, 2010 amounted to $203,338.

NOTE 7 - CONVERTIBLE PREFERRED STOCK:

Convertible preferred stock at July 3, 2010 consists of the following:

		July 3, 2010	July 3, 2010
Series	Authorized	No of shares	US$

Series A Preferred	6,000,000	5,054,309	$2,527,154
Series B Preferred	7,000,000	5,499,999	6,049,999
Series C Preferred	7,000,000	6,000,000	10,002,000

	20,000,000	16,554,308	$18,579,153

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The holders of preferred stock have various rights and preferences as follows:
Voting

Each whole preferred stock has one vote and votes together as one class with the common stock.

Redemption of Shares

The board of directors had the option issue redeemable or non-redeemable preferred stock. All preferred stocks issued are non-redeemable by shareholder but redeemable by the board of directors. The board of directors may redeem any redeemable share at a premium. The redemption is non-mandatory and the holders of the preferred stock may refuse such redemption. There was no redemption of preferred stocks for the fiscal year ended July 3, 2010.

Liquidation Preference

In the event of any liquidation, or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the common shares of the Company or the Series A Preferred Shares of the Company by reason of their ownership of such shares, an amount per share equal to the sum of US$1.10 plus all declared but unpaid dividends for each Series B Preferred Share then held by them.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed pari passu among the holders of Series B Preferred Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.  After the payment or setting apart of payment of the holders of Series B Preferred Shares of the full amounts to which they shall be entitled as aforesaid, the holders of the Series A Preferred Share and common shares shall be entitled to receive ratably on a per share basis all the remaining assets of the Company.

In the event of any liquidation, or winding up of the Company, either voluntary or involuntary, the holders of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Shares of the Company, the Series B Preferred Shares of the Company, and the common shares of the Company, by reason of their ownership of such shares, an amount per share equal to the sum of US$1.667 per share plus all declared but unpaid dividends for each Series C Preferred Share then held by them.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed in proportion to the full preferential amount each such holder is otherwise entitled to receive.  After the payment or setting apart of payment to the holders of Series C Preferred Shares of the full amounts to which they shall by entitled as aforesaid and for any preferential amounts payable to the holders of the Series B Preferred Shares and the Series A Preferred Shares, the holders of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and common share shall be entitled to receive ratably on a per share basis all the remaining asset of the Company.

Dividends

Holders of Series A, B and C convertible preferred stocks are entitled to receive noncumulative dividends when and if declared by the Board of Directors.  No dividends on convertible preferred stock or common stock have been declared by the Board from inception through July 3, 2010.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Conversion

Each share of Series A, B and C convertible preferred stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into one fully paid and non-assessable common stock at US$0.50 and US$1.10 for Series A and B. For Series C, the initial conversion price shall be the Original Purchase Price Such initial conversion price shall be subject to adjustment.

NOTE 8 - COMMON STOCK:

The Company’s Articles of Incorporation authorize the Company to issue 30,000,000 shares of common stock with no par value.

NOTE 9 – STOCK OPTION PLANS:

In 1994, the Group approved the establishment of the Pericom Technology Inc. 1994 Flexible Stock Incentive Plan (“1994 Plan”).  The 1994 Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the 1994 Plan may be either incentive stock options or nonqualified stock options.  Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees) of the Group and its subsidiaries.  Nonqualified stock options (“NSO”) may be granted to Company employees and consultants.

Options under the 1994 Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a holder who owns more than 10% of the total combined voting power of all classes of stock of the Company shall not less than 110% of the estimated fair value of the shares on the date of grant, respectively.  Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of ten years at such times and under such conditions as determined by the Board of Directors.  To date, options granted generally vest over four years.

In 2006, the Group launched a new 2006 Stock Incentive Plan (“2006 Plan”). The maximum number of common stock which may be issued or delivered to which awards may be granted was 4,000,000 shares. The 2006 Plan grants share options to employees of the Group and 25% of the share options shall vest after twelve months of continuous employment of the employee, which thereafter, the employee would entitle to an additional of 1/48 of the remaining unvested share options after each month of employment.

Out of the 537,400 outstanding options for the year ended July 3, 2010, 448,063 options were vested.

No options will be exercisable more than 10 years from the date of grant. Vested options can be exercisable within 3 months of any termination of employment, including termination due to disability, death or normal retirement, but no later than the expiration date of the options. The Company will issue new common stock in case of option exercised.

For the year ended July 3, 2010, cash received under all share-based payment arrangements was $70,417. There was no tax benefit realized.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Movements in the number of share options outstanding and their related weighted average exercise prices are as follows :

	Options Outstanding
		Weighted
	Number	Average
	of	Exercise
	Options	Price
(1) 1994 Plan
Outstanding at June 27, 2009	469,000	$0.26
Options granted	-	-
Options exercised	(240,000)	$0.23
Options forfeited or expired	-	-

Outstanding at July 3, 2010	229,000	$0.30

(2) 2006 Plan
Outstanding at June 27, 2009	361,456	$0.40
Options granted (weighted average grant date fair value of $0.1065)	-	-
Options exercised	(53,058)	$0.30
Options forfeited or expired	-	-

Outstanding at July 3, 2010	308,398	$0.41

Total 1994 Plan & 2006 Plan Outstanding at July 3, 2010	537,398	$0.36

(1) 1994 Plan
Exercisable	229,000	$0.30
Non-Exercisable	-	-
Sub-Total	229,000	$0.30

(2) 2006 Plan
Exercisable	219,063	$0.39
Non-Exercisable	89,337	$0.46
Sub-Total	308,400	$0.36

Total 1994 Plan & 2006 Plan
Exercisable	448,063	$0.34
Non-Exercisable	89,337	$0.46
Total	537,400	$0.36

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The aggregate intrinsic value of options exercised during the year ended July 3, 2010 was $639,423. The fair value of options vested for the year ended July 3, 2010 was $1,085,298. The status of options vested and expected to vest and options that are currently exercisable as of July 3, 2010 is as follows:

	Options
	Vested and	Options
	Expected	Currently
	to Vest	Exercisable
Shares	537,400	448,063
Aggregate intrinsic value	1,106,130	930,985
Weighted average contractual terms (years)	5.2	4.7
Weighted average exercise price	0.3639	0.3444

Fair value disclosures

The Company calculated the fair value of each option grant on the date of grant using the Black Scholes pricing method. The following table summarizes significant assumptions used to estimate fair-value of options granted in fiscal year 2009 :

Date of Valuation	December 5, 2008
Grant Date	December 5, 2008
Maturity Date	December 4, 2018
No. of Option	121,800
Vesting Period	1/48 per month
Fair Value per Option	$0.1065
Initial underlying price	$0.1950
Exercise price per share	$0.5000
Volatility	61.367%
Annual dividend yield	0.00%
Risk-free interest rate	2.710%
Expected Terms	6.4 years

The valuation of the share options were based on the following assumptions:

1.
The volatility is measured based on the return volatilities of certain benchmarked listed companies in Hong Kong within in the same industry sector, which are selected based on criteria of positive earning in latest financial statement and at least 8 years of trading history to address the 10-year live of option.

2.	Dividend yield is based on historical dividend and market price of the Company as at the valuation date.

3.	Risk free interest rate is based on the 10-year USD treasury notes yield as at valuation date.

4.	Average P/E ratios of comparables are used to obtain value of the Company. A size adjustment factor of 8.84% is applied to compute an adjusted P/E ratio.

5.	Due to private nature of the Company, a 30% of lack of marketability discount is added to the total value of the Company with adjusted P/E ratio.

6.
The expected term of the options is based on evaluations of historical and expected future employee exercise behavior and represents the period of time that options granted are expected to be outstanding.

There is no option grant for the year ended July 3, 2010.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Stock-based compensation

The Company recorded stock-based compensation expense of $11,662 for the year ended July 3, 2010. The expected total compensation expense for non-exercisable options is $5,088, weighted average contractual terms is 7.8 years and weighted average exercise price is $0.4621 as of July 3, 2010.

NOTE 10 – FAIR VALUE MEASUREMENTS:

The Company defines fair value as the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs that may be used to measure fair value, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.
•
Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents our fair value hierarchy for financial assets (cash equivalents and investments) measured at fair value on a recurring basis.  Level 1 Trading securities investments are primarily comprised of investments in funds, valued using market prices in active markets.  Level 2 investment valuations are obtained from readily-available pricing sources for comparable instruments. A majority of our investments are priced by pricing vendors and are classified as Level 2 investments, as these vendors either provide a quoted market price in an active market or use observable inputs.

Assets measured at fair value as of July 3, 2010 are summarized as follows:

	Fair Value	Level 1	Level 2	Level 3
Financial assets at fair-value through profit and loss
Time deposits	$12,187,167	$-	$12,187,167	$-
Short term investments
Blended funds	627,102	627,102	-	-
Corporate bonds	666,500	-	666,500	-
Repurchase agreements	2,855,631	-	2,855,631	-
	$16,336,400	$627,102	$15,709,298	$-

The Company had no transfers in between Level 1 and Level 2 during the year ended July 3, 2010.

The Company has determined that the amounts reported for cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities approximate fair value because of their short maturities and/or variable interest rates.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11 – INCOME TAXES:

The components of income (loss) before income taxes by tax jurisdictions are as follows:

July 3, 2010

BVI	$789,847
PRC	2,339,667
Hong Kong	1,954,538

$5,084,052

The components of provision for income taxes are as follows:

July 3, 2010
Current:
BVI	$-
PRC	(229,874)
Hong Kong	-
(229,874)
Deferred:
BVI	$-
PRC	-
Hong Kong	-

Total provision	$(229,874)

At Jul 3, 2010 temporary differences which gave rise to significant deferred tax assets and liabilities are as follows:

July 3, 2010
Deferred tax assets:
Net operating loss carryforwards	$927,122

Deferred tax liabilities:
Others	(26,820)

Gross deferred tax assets	900,302

Valuation Allowance	(900,302)

Net deferred tax assets	$-

The tax loss carry forwards were derived mainly from the Company’s Hong Kong subsidiary,  PTI Limited. The tax loss carry forwards in Hong Kong do not expire by law.

In accordance with generally accepted accounting principles, a valuation allowance must be established for a deferred tax asset if it is more likely than not that a tax benefit will not be realized from the asset in the future.  The Company has established a valuation allowance to the extent of its deferred tax assets as no immediate benefit is expected to be received.  The valuation allowance decreased by $329,976 for the year ended Jul 3, 2010.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

A reconciliation of income tax provision is as follows :

July 3, 2010

Income from operation before provision for income taxes	$5,084,052

Income tax expense computed at foreign statutory rate	677,445

Permanent difference	4,783

Stock Option	674

Temporary differences
Utilization of Tax Losses	(321,604)
Other, net	(131,424)

Provision for income taxes	$229,874

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 12 – RELATED PARTY TRANSACTIONS:

Related party transactions

The major related parties:

Name of related parties	Relationship with the
Group

Pericom Semiconductor Corporation ("PSC")	Shareholder
PSE Technology Corporation ("PSE")	Affiliated company

Transactions with related parties
July 3, 2010
Sales of goods
- PSE	$1,068,493
- PSC	$70,913

Purchases of goods from PSC	$(546,753)

Overhead recharges to PSC	$(55,656)

Year end balances
July 3, 2010
Amount due from a related company
- PSE	$158,172

Amount due to a shareholder
- PSC	$(64,710)

Amount due to a related company
- PSE	$(48,362)

Trading terms for PSC & PSE is net 30 days and CIF 30 days respectively. Settlement is made on a monthly basis.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 13 – EMPLOYEE BENEFIT PLAN

The Company contributes to a Mandatory Provident Funds as required under the Hong Kong Mandatory Provident Fund Schemes Ordinance on a basis no less than 5% of each employee’s monthly salary in Hong Kong. While the employee in the People’s Republic of China are members of the retirement schemes operated by the local authorities. The Company is required to contribute a certain percentage of their salary to this scheme to fund the benefits.

The retirements expenses are charged to the profit and loss account as incurred and represent contributions payable by the Company. The only obligation of the Company with respect to these schemes is the required contributions under the schemes. The retirement expenses for the year ended July 3, 2010 was $258,299.

Employee entitlements to annual leave are recognized when accrued. A provision is made for the estimated liability for annual leave as a result of service rendered by employees up to the balance sheet date. The annual leave allowance expenses for the year ended July 3, 2010 was $102,078.

NOTE 14 – COMMITMENTS

As at July 3, 2010, the Company had future aggregate minimum lease payments under non-cancellable operating leases as follows:

July 3, 2010

Within one year	$64,443
Between one and five years	-

$64,443
NOTE 15 - SUBSEQUENT EVENTS

Acquisitions

On August 9, 2010, Pericom Semiconductor Corporation (“Pericom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PTI Acquisition Subsidiary Inc., a wholly-owned subsidiary of Pericom, Pericom Technology Inc. (“PTI”) and Yuk Kin Wong as the representative of the Securityholders of PTI as defined in the Merger Agreement.

As of August 31, 2010, Pericom completed the acquisition of PTI pursuant to the terms of the Merger Agreement.  The acquisition was effected pursuant to a merger of Merger Sub into PTI, with PTI continuing as the surviving corporation and a wholly-owned subsidiary of Pericom Asia Limited (“PAL”), which is in turn a wholly-owned subsidiary of Pericom (the “Merger”).

Under the Merger Agreement, Pericom paid approximately $30.6 million upon the closing of the Merger for the remaining 59.6% fully diluted ownership in PTI not held by Pericom, which includes an initial working capital adjustment at closing as provided for in the Merger Agreement.  Up to an additional approximately $6 million in earn-out consideration and bonus payments is also payable by Pericom pursuant to the Merger Agreement upon achievement of gross profit milestones during a one year earn-out period.  Portions of the merger consideration are being held in an escrow fund in respect of the PTI shareholders’ indemnity obligations owed to Pericom and in a fund relating to a potential, additional working capital adjustment.

PERICOM TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

According to the Agreement and Plan of Merger, all of the Series A, B, C preferred stocks and common stock issued prior to August 30, 2010, will be cancelled and extinguished, and will be converted into the right to receive an aggregate of an amount in cash equal to the Per Share Net Participation Amount. All outstanding options (whether vested or unvested) prior to the effective time, will be automatically cancelled and converted into and will become a right to receive an aggregate of an amount in cash equal to the Per Share Net Participation Amount minus option exercise price.